EXHIBIT 23.1


CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in this Annual Report on Form 10-K of Vital Products, Inc for the year ended July 31, 2008 and 2007 of our report dated November 12, 2008 included in its Registration Statement on Form S-1/A (No. 333-127915) dated February 27, 2008 relating to the financial statements and financial statement schedules for the year ended July 31, 2008 listed in the accompanying index.

/s/MSCM LLP
------------------------
MSCM LLP

November 13, 2008
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